Exhibit 10.1

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 8, 2024, is made by and among PACIRA BIOSCIENCES, INC., a Delaware corporation (the “Borrower”), each Subsidiary Guarantor, each Lender (as defined below) party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent to the Lenders (the “Administrative Agent”).

Recitals

WHEREAS, the Borrower, the Administrative Agent and the banks and financial institutions from time to time party thereto (the “Lenders”) are parties to that certain Credit Agreement dated as of March 31, 2023 (as in effect immediately prior to the execution hereof, the “Existing Credit Agreement”; and the Existing Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including, without limitation, as amended by this Amendment, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to amend the Existing Credit Agreement as set forth herein;

WHEREAS, the Lenders constituting at least the Required Lenders and the Administrative Agent are willing to agree to such amendments to the Existing Credit Agreement in accordance with and subject to the terms of this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given to such term in the Credit Agreement.

Section 2.                Amendment to Credit Agreement.

(a)               Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following definitions in alphabetical order:

“Convertible Notes” means any Indebtedness of the Borrower, or any Subsidiary thereof, that is convertible or exchangeable or may be converted or exchanged into (or by reference to) Equity Interests of the Borrower (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such Equity Interest).

“First Amendment” means that certain First Amendment to Credit Agreement dated as of May 8, 2024 by and among the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” has the meaning assigned to such term in the First Amendment.

“Permitted Capped Call Transaction” means any call or capped call option (or substantially equivalent derivative transaction) pursuant to which the Borrower acquires an option requiring the counterparty thereto to deliver to the Borrower Equity Interests of the Borrower, the cash value of such Equity Interests or a combination thereof, in each case, from time to time, upon settlement, exercise or early termination of such option, in each case, by the Borrower in connection with any issuance of the Convertible Notes (including, without limitation, the exercise of any over-allotment or initial purchaser’s or underwriter’s option).

“Permitted Restricted Payment Condition” means the aggregate amount of Restricted Payments paid in cash by the Borrower and its Subsidiaries in reliance on Section 6.08(d)(ii), Section 6.08(e) and/or Section 6.08(f) during the Permitted Restricted Payment Period does not exceed $150,000,000.

“Permitted Restricted Payments” means Restricted Payments in an aggregate amount not exceeding $150,000,000 made by the Borrower during the Permitted Restricted Payment Period that (a) constitute payments on account of the purchase, redemption, retirement, acquisition, cancellation or termination of Equity Interests in the Borrower and (b) are (i) explicitly permitted to be made under Section 6.08 and (ii) otherwise permitted under the terms of this Agreement.

“Permitted Restricted Payment Period” means the period commencing on the First Amendment Effective Date and ending December 31, 2025.

(b)               Section 1.01 of the Existing Credit Agreement is hereby amended to amend and restate the defined terms below in their entirety as follows:

“Consolidated Fixed Charges” means, for any period, without duplication, cash Consolidated Interest Expense (net of cash interest income during such period), plus scheduled principal payments on Indebtedness actually made or required to be made (excluding scheduled principal payments in respect of the Existing Convertible Notes), plus expenses for taxes paid in cash, plus Restricted Payments paid in cash, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; provided that so long as the Permitted Restricted Payment Condition is satisfied, to the extent any Permitted Restricted Payments would cause non-compliance with Section 6.13(b), such Permitted Restricted Payments shall be disregarded from the calculation of Consolidated Fixed Charges.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise) of any property by any Person (including any Sale and Leaseback Transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. For the avoidance of doubt, none of (a) the issuance or sale of a Loan Party’s rights under any Convertible Notes, (b) the purchase of any Permitted Capped Call Transaction, (c) the performance of any Loan Party’s obligations or exercise of any of its rights under any Convertible Notes or Permitted Capped Call Transaction, (d) the settlement, unwind or termination of any Permitted Capped Call Transaction or (e) any transaction permitted to be made under Section 6.10, in each case, to the extent otherwise permitted pursuant to this Agreement, shall constitute a Disposition.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other similar rights entitling the holder thereof to purchase or acquire any such equity interest; provided that “Equity Interests” shall not include (a) any debt securities (including, for the avoidance of doubt, Convertible Notes) that are or by their terms may be convertible or exchangeable pursuant to the terms thereof at any time before such debt securities have been converted or exchanged pursuant to the terms thereof into or for Equity Interests or (b) any Permitted Capped Call Transaction.

“Liquidity Default” means the failure of the Borrower to maintain Liquidity of at least $500,000,000 less any prepayments of the 2025 Convertible Notes at any time from the Trigger Date through the earlier of (i) the latest maturity date of the 2025 Convertible Notes and (ii) the date on which there is no outstanding principal amount of the 2025 Convertible Notes; provided, that a Liquidity Default shall not occur on the maturity date of the 2025 Convertible Notes as a result of the payment in full of the 2025 Convertible Notes on such date; provided further that for purposes of calculating each of Liquidity and the Liquidity requirement in connection with determining the occurrence of a Liquidity Default, any proposed prepayment of the 2025 Convertible Notes shall be given effect only to the extent such prepayment has actually been made.

“Permitted Unsecured Indebtedness” means any unsecured Indebtedness of the Borrower (including unsecured Subordinated Indebtedness to the extent subordinated to the Secured Obligations on terms reasonably acceptable to the Administrative Agent) so long as (i) the Indebtedness thereunder does not mature, and is otherwise not subject to any mandatory prepayment, redemption, defeasance, scheduled amortization or other scheduled payments of principal, in each case prior to the date that is 91 days after the Scheduled Maturity Date (it being understood that no provision requiring an offer to purchase such Indebtedness as a result of change of control or asset sale or other fundamental change shall violate the foregoing restriction, and with respect to Convertible Notes, no provision granting holders conversion rights nor the settlement of any conversions shall violate the foregoing restriction), (ii) both immediately prior to and after giving effect (including giving effect on a pro forma basis) thereto, (x) no Default or Event of Default shall exist or would result therefrom and (y) the Total Net Leverage Ratio does not exceed 3.25 to 1.00, (iii) such Indebtedness is not guaranteed by any Subsidiary of the Borrower other than the Subsidiary Guarantors (which guarantees, if such Indebtedness is subordinated, shall be expressly subordinated to the Secured Obligations on terms not less favorable to the Lenders than the subordination terms of such Subordinated Indebtedness) and (iv) the covenants applicable to such Indebtedness are not more restrictive in any material respect (taken as a whole) than the analogous covenants (if any) set forth in this Agreement or the Lenders of the then-existing Term Loans receive the benefit of such more restrictive terms.

(b)            Section 6.05(r) of the Existing Credit Agreement is amended and restated in its entirety to the following:

(r)       Investments in connection with, and the performance of obligations under (including for the avoidance of doubt, the entry into, payment of any premium with respect to, and the settlement of), any Convertible Notes or any Permitted Capped Call Transaction, in each case in accordance with its terms.

(c)            Section 6.06 of the Existing Credit Agreement is amended and restated in its entirety to the following:

Section 6.06. Swap Agreements. The Borrower will not, nor will it permit any Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary and (c)  Permitted Capped Call Transactions.

(d)            Section 6.08(d) of the Existing Credit Agreement is amended and restated in its entirety to the following:

(d)       the Borrower may repurchase Equity Interests (i) upon the exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or with the proceeds received from the substantially concurrent issue of new Equity Interests, or (ii) in connection with the issuance of any Convertible Notes, with the proceeds received therefrom;

(e)               Section 6.08 of the Existing Credit Agreement is amended by deleting the period after the word “continuing” in clause (e) and replacing with a semi-colon.

(f)                Section 6.08 of the Existing Credit Agreement is amended by adding the word “and” to clause (f) immediately following the word “does not exceed 2.00 to 1.00;”.

(g)               Section 6.08 of the Existing Credit Agreement is amended by adding the following new subsection (g):

(g)       Loan Parties may enter into (including the payment of premiums in connection therewith) or make any required payment with respect to, or required early unwind or settlement of, any Permitted Capped Call Transaction in accordance with the terms of the agreement governing such Permitted Capped Call Transaction.

(h)               Section 6.10(a) of the Existing Credit Agreement is amended by amending and restating clause (vi) in its entirety as follows:

(vi)       Restricted Debt Payments made in respect of the 2025 Convertible Notes so long as (x) immediately prior to such Restricted Debt Payment (and giving pro forma effect thereto), the Borrower has Liquidity of no less than $500,000,000 less any prepayments of the 2025 Convertible Notes and (y) immediately after giving effect (including giving effect on a pro forma basis) thereto no Event of Default has occurred and is continuing;

(i)                 Section 6.10(a) of the Existing Credit Agreement is amended by adding the word “and” to clause (vii) immediately following the word “in accordance with their terms;”.

(j)                 Section 6.10(a) of the Existing Credit Agreement is amended by adding the following new clause (viii):

(viii)       the making of cash payments in connection with any conversion of Convertible Notes in an aggregate amount not to exceed the sum of (x) the principal amount of such Convertible Notes plus (y) any payments received by the Borrower or any other Loan Party pursuant to the exercise, settlement or termination of any related Permitted Capped Call Transaction.

(k)               Section 7.01(g) of the Existing Credit Agreement is amended and restated in its entirety to the following:

(g)       any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits, after the expiration of any applicable grace period, and delivery of any applicable required notice, provided in the applicable agreement or instrument under which such Indebtedness was created, the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), (ii) any Material Indebtedness that becomes due as a result of a refinancing thereof permitted by Section 6.01, (iii) any reimbursement obligation in respect of a letter of credit, banker’s acceptance or similar obligation as a result of a drawing thereunder by a beneficiary thereunder in accordance with its terms, (iv) any such Material Indebtedness that is mandatorily prepayable prior to the scheduled maturity thereof with the proceeds of the issuance of capital stock, the incurrence of other Indebtedness or the sale or other disposition of any assets, so long as such Material Indebtedness that has become due is so prepaid in full with such net proceeds required to be used to prepay such Material Indebtedness when due (or within any applicable grace period) and such event shall not have otherwise resulted in an event of default with respect to such Material Indebtedness, (v) the redemption, exchange, repurchase, conversion or settlement of Material Indebtedness constituting convertible Indebtedness into capital stock of the Borrower (or other securities or property following a merger event, reclassification or other change of the capital stock of the Borrower), cash or a combination thereof (and any termination of any related Swap Agreement or other hedging instrument), including satisfaction of any condition giving rise to or permitting the foregoing pursuant to their terms, and (vi) early payment requirement or unwinding or termination with respect to any Permitted Capped Call Transaction, or satisfaction of any condition giving rise to or permitting the foregoing, in accordance with the terms thereof, so long as, in any such case, the Borrower is not the “defaulting party” (or substantially equivalent term) under the terms of such Permitted Capped Call Transaction; provided further, that an Event of Default under this clause (g) shall continue only so long as the applicable event or condition constituting such Event of Default is not waived, or rescinded or deemed cured by the holders of such Indebtedness;

Section 3.                Conditions Precedent. This Amendment shall become effective on the date (such date, the “First Amendment Effective Date”) when the following condition is satisfied (or waived in accordance with Section 9.02 of the Credit Agreement):

3.1.            The Administrative Agent shall have received a counterpart of this Amendment signed by the Borrower, each Subsidiary Guarantor and the Lenders constituting at least the Required Lenders (which, subject to Section 4.4 hereof and Section 9.06 of the Credit Agreement, may include any Electronic Signatures transmitted by telecopy, pdf or similar electronic transmission).

The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective (and the First Amendment Effective Date shall occur) when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 (or the waiver of such conditions as permitted in Section 9.02 of the Credit Agreement). Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 4.                Miscellaneous.

4.1.            Confirmation. All of the terms and provisions of the Credit Agreement, as amended by this Amendment, are, and shall remain, in full force and effect following the First Amendment Effective Date.

4.2.            Ratification and Affirmation; Representations and Warranties. The Borrower and each Subsidiary Guarantor hereby (a) acknowledges the terms of this Amendment and the Credit Agreement; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, the Credit Agreement and the other Loan Documents and agrees that the Credit Agreement and the other Loan Documents remain in full force and effect; (c) agrees that from and after the First Amendment Effective Date (i) each reference to the Credit Agreement in the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment and (ii) this Amendment does not constitute a novation of the Credit Agreement or any other Loan Document; and (d) represents and warrants to the Lenders that as of the date hereof, and immediately after giving effect to the terms of this Amendment, (i) each of the representations set forth in Article III of the Credit Agreement, or which are contained in any other Loan Document are, to the extent already qualified by materiality, true and correct in all respects, and, if not so already qualified, are true and correct in all material respects, on and as of the First Amendment Effective Date as if made on and as of the First Amendment Effective Date (unless stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing on the First Amendment Effective Date.

4.3.            Loan Document. This Amendment is a Loan Document.

4.4.            Counterparts.

(a)               This Amendment may be executed by one or more of the parties to this Amendment in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(b)               Delivery of an executed counterpart of a signature page of this Amendment and/or any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

4.5.            Integration. This Amendment, the Credit Agreement and the other Loan Documents represent the entire agreement of the Loan Parties, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein, in the Credit Agreement or in the other Loan Documents.

4.6.            GOVERNING LAW; NO THIRD PARTIES; SUBMISSION TO JURISDICTION; WAIVERS. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN ANY SUCH OTHER LOAN DOCUMENT) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

4.7.            Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement.

4.8.            Payment of Expenses. Pursuant to Section 9.03(a) of the Credit Agreement, the Borrower agrees to pay all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation and administration of this Amendment and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated).

4.9.            Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

4.10.          No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, or constitute a waiver or amendment of any provision of the Credit Agreement or any Loan Document. Section 9.02(a) of the Credit Agreement remains in full force and effect and is hereby ratified and confirmed by the Borrower, and each Subsidiary Guarantor.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

PACIRA BIOSCIENCES, INC., as the Borrower

By:	/s/ Charles A. Reinhart, III
Name:	Charles A. Reinhart, III
Title:	Chief Financial Officer

PACIRA CRYOTECH, INC.,
as a Subsidiary Guarantor

By:	/s/ Charles A. Reinhart, III
Name:	Charles A. Reinhart, III
Title:	Chief Financial Officer

PACIRA THERAPEUTICS, INC.,
as a Subsidiary Guarantor

By:	/s/ Charles A. Reinhart, III
Name:	Charles A. Reinhart, III
Title:	Treasurer and Chief Financial Officer

PACIRA PHARMACEUTICALS, INC.,
as a Subsidiary Guarantor

By:	/s/ Charles A. Reinhart, III
Name:	Charles A. Reinhart, III
Title:	Chief Financial Officer

First Amendment to Credit Agreement
Signature Page

PACIRA PHARMACEUTICALS
INTERNATIONAL, INC.,
as a Subsidiary Guarantor

By:	/s/ Anthony Molloy
Name:	Anthony Molloy
Title:	Secretary

EXECUTED AS A DEED
By: PACIRA LIMITED,
as a Subsidiary Guarantor

Director Signature:	/s/ Anthony Molloy
Director Name:	Anthony Molloy

Director Signature:	/s/ Lauren Riker
Director Name:	Lauren Riker

First Amendment to Credit Agreement
Signature Page

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender

By:	/s/ Helen D. Davis
Name:	Helen D. Davis
Title:	Executive Director

First Amendment to Credit Agreement
Signature Page

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Tom Priedeman
Name:	Tom Priedeman
Title:	Senior Vice President

First Amendment to Credit Agreement
Signature Page

TRUIST BANK, as Lender

By:	/s/ Anton Brykalin
Name:	Anton Brykalin
Title:	Director

First Amendment to Credit Agreement
Signature Page

WELLS FARGO BANK, N.A., as Lender

By:	/s/ Yinghua Zhang
Name:	Yinghua Zhang
Title:	Senior Vice President

First Amendment to Credit Agreement
Signature Page

CITY NATIONAL BANK, as Lender

By:	/s/ Jennifer Hwang
Name:	Jennifer Hwang
Title:	Senior Vice President

First Amendment to Credit Agreement
Signature Page

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Shailesh Patel
Name:	Shailesh Patel
Title:	Managing Director

First Amendment to Credit Agreement
Signature Page